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                                                                   EXHIBIT 10.06




                            STOCK PURCHASE AGREEMENT




                                    CTB, INC.




                          Dated as of November 29, 1995
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                              Table of Definitions


                                                                            Page
                                                                            ----
accumulated funding deficiency......................................          14
Adjusted Closing Date Statement.....................................           3
Adjusted Net Asset Value............................................           3
Adjustment Amount...................................................           4
ASCP Affiliates.....................................................          27
Balance Sheet.......................................................          10
Buyer...............................................................           1
Cash................................................................           3
Claims..............................................................          31
Closing.............................................................           1
Closing Date........................................................           1
Closing Date Statement..............................................           2
Code................................................................          13
common control......................................................          13
Common Control Entity...............................................          14
Common Stock........................................................           1
Company.............................................................           1
Company's knowledge after due inquiry...............................          10
complete withdrawal.................................................          15
controlled group of corporations....................................          13
CTB Property........................................................          21
Cumulative EBITDA...................................................           4
Debt................................................................           3
Disclosure Schedule.................................................           7
Earn-out Amount.....................................................           4
EBITDA Target.......................................................           4
employee pension benefit plan.......................................          14
Environmental Claim.................................................          21
Environmental Laws..................................................          21
Environmental Permits...............................................          22
ERISA...............................................................          13
Escrow Agent........................................................           2
Escrow Fund.........................................................           2
Estimated Balance Sheet.............................................           2
Estimated Purchase Price............................................           2
excess parachute payment............................................          12
Financial Statements................................................           9
Interim Balance Sheet...............................................          10
Liens...............................................................          12
material agreement..................................................          12
Material Adverse Effect.............................................          16
Materials of Environmental Concern..................................          22
multi-employer pension plan.........................................          13
Multi-employer Plan.................................................          14
Net Cash Surrender Value............................................           3
other assets........................................................           3
Parent..............................................................           1
Parent Investment...................................................          27
partial withdrawal..................................................          15
PBGC................................................................          14

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
                                                                            Page
                                                                            ----
Pension Plan........................................................          14
Plans...............................................................          13
prohibited transaction..............................................          15
reportable event....................................................          14
Resolution Period...................................................           5
Resolution Period...................................................           3
Selling Shareholder.................................................           1
Selling Shareholders................................................           1
Shares..............................................................           1
tax.................................................................          12
Welfare Plan........................................................          13

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         This STOCK PURCHASE AGREEMENT (this "Agreement") dated as of November
29, 1995 is made and entered into by and among CTB Holdings, Inc., a Delaware corporation ("Parent"), CTB Ventures, Inc., an Indiana corporation and a wholly owned subsidiary of Parent ("Buyer"), CTB, Inc., an Indiana corporation (the "Company"), and each of the persons identified on Schedule I hereto (individually, a "Selling Shareholder" and collectively, the "Selling Shareholders") with respect to all of the issued and outstanding common stock of the Company.


                              W I T N E S S E T H :


                  WHEREAS, the Selling Shareholders own all of the issued and outstanding shares (the "Shares") of common stock, no par value (the "Common Stock"), and all of the options, warrants and other equity interests, of the Company; and

                  WHEREAS, the Buyer and certain of the Selling Shareholders desire to effect the Parent Investment (as defined herein) with respect to their Shares, and the other Selling Shareholders desire to transfer the ownership of the remaining Shares to the Buyer for the consideration specified herein;

                  NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms and conditions contained herein, and in order to set forth the terms and conditions of the purchase and sale of the Shares, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                     CLOSING

                  1.1 The Closing. The closing (the "Closing") of the transactions provided for in this Agreement shall be held at the offices of Yoder, Ainlay, Ulmer & Buckingham, Goshen, Indiana (or such other place Buyer shall indicate to the Selling Shareholders in writing) on the Closing Date. The "Closing Date" shall mean any date not later than January 5, 1996 mutually agreed upon by the Buyer and Selling Shareholders.

                  1.2 Transfer of Stock. On the Closing Date and subject to the terms and conditions set forth in this Agreement, the Selling Shareholders will sell, assign, transfer and deliver to Buyer the Shares (other than Shares subject to the Parent Investment), free and clear of all options, pledges, security interests, liens or other encumbrances or restrictions of any kind.

                  1.3 Consideration. On the Closing Date and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Shares (other than Shares subject to the Parent Investment), the Buyer agrees to purchase from the Selling Shareholders such Shares for the consideration specified below in this Article I.

                  1.4 Base Purchase Price. The Selling Shareholders shall cause the Company to prepare and deliver to Buyer three business days prior to the Closing Date an estimated balance sheet of the Company as of the close of business on such date (the "Estimated Balance Sheet"), which shall be prepared on a basis consistent with the basis to be used for the Closing Date Statement (as defined below) referred to in Section 1.5. On the Closing Date, the Buyer shall pay the Selling Shareholders an aggregate amount (adjusted on a pro-rata basis for Shares subject to the Parent Investment) equal to (i) $106,500,000 plus (ii) the amount of Cash (as defined in Section 1.5) on the Estimated Balance Sheet minus (iii) the amount of Debt (as defined in Section 1.5) on the Estimated Balance Sheet minus (iv) the positive amount, if any, of the excess of $31,554,000 over the Adjusted Net Asset Value (as defined in Section 1.5) on the Estimated Balance Sheet (the "Estimated Purchase Price"), which will be allocated among the Selling Shareholders in proportion to their respective share holdings. Of the Estimated Purchase Price, $5,000,000 is to be delivered to an escrow agent which shall be mutually and reasonably selected by Buyer and the Shareholders Representative prior to the Closing ("Escrow Agent") to be held pursuant to an Escrow Agreement substantially in the form attached as Exhibit
1.4 hereto, and the balance is to be paid to the Selling Shareholders at Closing by delivery of cash by wire transfer or delivery of other immediate funds to one account designated by the Selling Shareholders; amounts so held by the Escrow Agent are to be referred to therein as the "Escrow Fund".

                  1.5 Purchase Price Adjustment. (a) As soon as practicable, but in no event later than 75 days following the Closing Date, the Company shall prepare and deliver to Buyer and the Selling Shareholders a Statement of Adjusted Net Asset Value (as defined below) as of the close of business on the Closing Date (including the notes thereto, the "Closing Date Statement") together with the workpapers used in the preparation thereof. The Closing Date Statement shall present the amounts of Cash and Debt and the Adjusted Net Asset Value of the Company and its subsidiaries as of the close of business on the Closing Date. The Closing Date Statement shall be prepared as if the Closing Date was the Company's normal year end, in accordance with GAAP applied on a basis consistent with the Financial Statements (as



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defined in Section 2.2(g)) except that life insurance policies shall be reflected at their net cash surrender value reduced by expenses to convert such policies to cash, including, without limitation, any taxes payable as a result of such conversion ("Net Cash Surrender Value"); provided that the full portfolio of the common stock included as "other assets" on the Interim Balance Sheet shall have been converted to their net cash values prior to the Closing and appropriate tax accruals therefor shall have been made on the Closing Date Statement. Reserves, liabilities, allowances and similar items shall be made on the Closing Date Statement for all liabilities (whether contingent or otherwise) and to appropriately value the assets of the Company and its subsidiaries. As used herein, the following terms shall have the following meanings:

                  "Adjusted Net Asset Value" means shareholders' equity minus Cash plus Debt.

                  "Cash" means cash and cash equivalents (without duplication, net of outstanding checks), and includes Net Cash Surrender Value included in other assets.

                  "Debt" means, without duplication, "long-term debt", other funded indebtedness (whether short-term or long-term), capitalized leases, including any of the foregoing reflected as current liabilities. Debt does not include deferred income taxes.

                  (b) Buyer and the Selling Shareholders shall have 30 days to review the Closing Date Statement after receipt thereof. If either party so notifies the other party of its objection to the Closing Date Statement, Buyer and the Selling Shareholders shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive. If, at the conclusion of the Resolution Period, any amounts remain in dispute, then all amounts remaining in dispute shall be submitted to arbitration pursuant to
Section 8.8 hereof. All fees and expenses relating to the work, if any, to be performed by the arbitrator shall be borne entirely by the non-prevailing party (i.e. the party whose claim is furthest from the arbitrator's award), who shall be determined by the arbitrator. The arbitrator shall determine, based solely on presentations by the Selling Shareholders and Buyer, and not by independent review, only those issues still in dispute. The arbitrator's determination shall be made within 30 days of submission as provided above, whether or not such presentations by the Selling Shareholders and Buyer have been made within such period, and shall be set forth in a written statement delivered to the Selling Shareholders and Buyer and shall be final, binding and conclusive. The term "Adjusted Closing Date Statement," as hereinafter used, shall mean the definitive Closing Date Statement agreed to by Buyer and the Selling Shareholders or the

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definitive Closing Date Statement resulting from the determinations made by the arbitrator (in addition to those items theretofore agreed to by the Selling Shareholders and Buyer).

                  (c) The difference of (A) the Estimated Purchase Price over
(B) the amount equal to (i) $106,500,000 plus (ii) the amount of Cash on the Adjusted Closing Date Statement minus (iii) the amount of Debt on the Adjusted Closing Date Statement minus (iv) the positive amount, if any, of the excess of $31,554,000 over the Adjusted Net Asset Value on the Adjusted Closing Date Statement shall herein be referred to as the "Adjustment Amount". Within five business days after the Adjusted Closing Date Statement is agreed to or any remaining disputed items are ultimately resolved pursuant to Section 1.5(b): (x) if the Adjustment Amount is a positive number, the Selling Shareholders shall pay Buyer the Adjustment Amount (plus interest accrued thereon from the Closing Date to the date of payment at a rate equal to the prime rate of the Company's senior lender) by wire transfer in immediately available funds to the account specified by Buyer and (y) if the Adjustment Amount is a negative number, Buyer and Parent shall jointly and severally pay the Selling Shareholders the absolute value of the Adjustment Amount (plus interest accrued thereon from the Closing Date to the date of payment at a rate equal to the prime rate of the Company's senior lender) by wire transfer in immediately available funds to the account specified by the Selling Shareholders.

                  1.6 Contingent Earn-Out Payments. (a) If the Cumulative EBITDA (as defined below) equals or exceeds $89,500,000 (the "EBITDA Target"), the Buyer and Parent shall jointly and severally pay the Selling Shareholders an aggregate amount equal to $13,500,000; if the Cumulative EBITDA equals 85% of the EBITDA Target, the Buyer and Parent shall jointly and severally pay the Selling Shareholders an aggregate amount equal to $6,750,000; or, if the Cumulative EBITDA is between 85% and 100% of the EBITDA Target, the aggregate amount jointly and severally payable by the Buyer and Parent to the Selling Shareholders shall be adjusted on a linear basis between $6,750,000 and $13,500,000 (e.g. the aggregate amount payable would be $10,125,000 if 92.5% of the EBITDA Target is achieved) (such aggregate amount, the "Earn-out Amount"). If the Cumulative EBITDA is less than 85% of the EBITDA Target, no payments shall be made under this Section 1.6. "Cumulative EBITDA" shall mean total earnings of the Company's operations as of the Closing Date for the three year period ended December 31, 1998 before, without duplication, interest expense, amortization of deferred financing fees and acquisition related bank/financing fees, income taxes, depreciation, amortization (including amortization of increases in inventory arising from application of APB 16), and any management fees owed to Buyer or its affiliates and after all bonus and profit sharing expenses of the Company of any kind (other than expenses relating to performance-based stock option plans). In the event the Company makes any

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capital expenditures not contemplated by the projections on which the Cumulative
EBITDA and EBITDA target are based or consummates any mergers or acquisitions or divestitures (whether of assets, or stock or other interests) or other extraordinary transaction, the Parent will determine in good faith appropriate adjustments to the Cumulative EBITDA and EBITDA target, which adjustments shall be final and binding. Calculations of Cumulative EBITDA shall be prepared in accordance with GAAP applied on a basis consistent with the Financial
Statements.

                  (b) The Earn-out Amount shall be calculated by the Company and delivered to the Shareholders Representative (as defined in Section 8.6) within 30 days of the delivery of the 1998 audited financial statements of the Company and shall be paid in four installments allocated pro-rata among the Selling Shareholders in accordance with their Share ownership on the Closing Date. The installment dates shall be August 31, 1998, February 28, 1999, July 1, 1999 and January 1, 2000. The first installment shall be equal to 25% of the Company's reasonable estimate of the Earn-out Amount, and the Company shall give notice of the amount of such estimate (along with a reasonably detailed computation thereof) to the Shareholder Representative on or prior to August 20, 1998. The second installment shall be equal to (i) an amount equal to 50% of the actual Earn-out Amount minus (ii) the amount of the first installment. The third and fourth installments shall each be equal to 25% of the actual Earn-out Amount. Accrued interest from January 1, 1999 at the prime rate quoted in the Wall Street Journal on the last business day of 1998 shall be payable on the third and fourth installments, provided that the Company shall be credited with interest at such interest rate on the first installment from August 31, 1998 to December 31, 1998.

                  (c) The Selling Shareholders shall have 30 days to review calculation of the Earn-out Amount after receipt thereof. If the Selling Shareholders notifies the Company of its objection to such calculation, the Company and the Selling Shareholders shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive. If, at the conclusion of the Resolution Period, any amounts remain in dispute, then all amounts remaining in dispute shall be submitted to arbitration pursuant to Section 8.8. All fees and expenses relating to the work, if any, to be performed by the arbitrator shall be borne entirely by the non-prevailing party (i.e. the party whose claim is furthest from the arbitrator's award), who will be determined by the arbitrator. The arbitrator shall determine, based solely on presentations by the Selling Shareholders and the Company, and not by independent review, only those issues still in dispute. The arbitrator's determination shall be made within 30 days of submission as provided above, whether or not such presentations by the Selling Shareholders and the Company have been made within such period,

                                        5
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and shall be set forth in a written statement delivered to the Selling
Shareholders and the Company and shall be final, binding and conclusive.

                  (d) No Selling Shareholder shall have any right to assign, hypothecate, convey, pledge or otherwise transfer any of his rights or interests under this Section to any person except to the Company or its successors and assigns or by will, living trust, estate planning documentation or the laws of intestate succession. The Company shall not recognize any assignments, hypothecations, conveyances, pledges or other transfers in contravention of this Agreement.

                  (e) Notwithstanding the other provisions of this Section, the Company, Buyer and/or Parent shall not be required to make any payments under this Section to the extent the same would cause a breach of any of the agreements or undertakings in the senior credit agreements of the Company, Buyer or Parent; provided, however, that interest shall accrue on the unpaid amount of any such payment at a rate equal to the prime rate of the Company's senior lender plus 2% per annum; provided, further, the Company, Buyer and/or Parent shall be obligated to make such payments as soon as practicable when the same would not cause a breach of any of the agreements or undertakings in such senior credit agreements. Any refinancing of the senior credit agreement of the Company shall make provision for any payments required under this Section 1.6.


                                   ARTICLE II

                  2.1 Representations and Warranties by Buyer. Buyer and Parent represent and warrant to, and agree with, the Selling Shareholders as follows:

                           a. Organization, etc. Each of Buyer and Parent is a
corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own all of its property and assets and to carry on its business as it is now being conducted. Each of Buyer and Parent is duly qualified or licensed to do business and is in good standing or validly existing in each jurisdiction in which the nature of its business or the character of its property makes such qualification necessary. The copies of the Certificate of Incorporation and By-laws of each of Buyer and Parent, which have been delivered to the Selling Shareholders are complete and correct, and such instruments, as so amended, are in full force and effect.

                           b. Authority Relative To Agreement. Each of Buyer and
Parent has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each of Buyer

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and Parent of this Agreement and the consummation by Buyer and Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action or proceedings. This Agreement has been duly executed and delivered by each of Buyer and Parent and is a valid and binding agreement of Buyer and Parent, enforceable in accordance with its terms.

                           c. Non-Contravention. The execution and delivery of
this Agreement by Buyer and Parent does not, and the consummation by Buyer and Parent of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or By-Laws of either Buyer or Parent, or violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Buyer or Parent or any of their properties or assets (real, personal or mixed, tangible or intangible) are bound.

                           d. Consents, etc. As of the Closing Date, Buyer and
Parent shall have obtained all licenses, permits, consents, authorizations, orders or approvals of any governmental commission, board or regulatory body necessary for their execution and delivery of this Agreement and its consummation of the transactions contemplated hereby.

                  2.2 Representations and Warranties by the Company and the Selling Shareholders. Except as set forth by Article, Section or Subsection numbers in the Disclosure Schedule dated as of the date of this Agreement prepared by the Company and made a part of this Agreement (the "Disclosure Schedule"), the Company and the Selling Shareholders represent and warrant to, and agree with, Buyer and Parent as follows:

                           a. Organization. The Company is a corporation duly
organized and validly existing under the laws of the State of Indiana, with full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing or validly existing in the states in which it has facilities and each other jurisdiction in which the nature of its business or the character of its properties requires such qualification. The copies of the Certificate of Incorporation and By-laws, as amended, of the Company, which have been delivered to Buyer, are complete and correct, and such instruments are in full force and effect.

                           b. Capital Stock and Securities. The authorized
capital stock of the Company consists of 200,000 shares of Common Stock. As of the Closing Date and prior to the Parent Investment, 62,490 shares of Common Stock will be issued and outstanding, all of which will be owned, beneficially and of record, by the Selling Shareholders in the amounts set forth on

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Schedule I attached hereto. Each share of capital stock of the Company is owned by the Selling Shareholders free and clear of any and all liens, charges, pledges, security interests or other encumbrances of any kind. Each outstanding share of capital stock of the Company is and shall be duly authorized, validly issued, fully paid and nonassessable. The Company does not have any outstanding commitments to issue or sell any shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company any shares of its capital stock, and no securities or obligations evidencing any such right are outstanding. The Company does not have outstanding any other debt or equity securities other than its Common Stock and existing indebtedness, which, including the terms thereof, are fully described in the Disclosure Schedule.

                           c. Subsidiaries. Set forth on the Disclosure Schedule
is a correct and complete list of the Company's Subsidiaries, showing as to each, its name, its corporate, partnership or joint venture form, the jurisdiction of its incorporation or formation, the number of shares of stock of each class of each Subsidiary which is outstanding and the number of such outstanding shares owned by each of the Company and its Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary has the corporate or other power and authority to carry on its business as now being conducted and to own and lease its properties and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or properties makes such qualification necessary. All of the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and are free and clear of all liens. The Company is the sole beneficial owner of all the outstanding shares of each Subsidiary which is a corporation and there are no other securities of any Subsidiary which is a corporation other than such outstanding shares. There are no outstanding rights, warrants, options or agreements with respect to any such outstanding shares of Subsidiaries including, without limitation, agreements granting to any person rights to acquire any capital stock or agreements with respect to the voting thereof. Neither the Company nor any of its Subsidiaries has any investment (whether equity, debt or other) in any other person. The copies of the Certificate of Incorporation and By-laws, as amended, of each Subsidiary, which have been delivered to Buyer, are complete and correct, and such instruments are in full force and effect.

                           d. Authority Relative to Agreement. The Company and
each Selling Shareholder has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by

                                        8
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the Company and each Selling Shareholder of this Agreement and the consummation by such parties of the transactions contemplated hereby have been duly authorized by each such party. No other proceedings on the part of the Company or any Selling Shareholder are necessary, and no vote or consent by the shareholders of the Company is necessary, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and each Selling Shareholder and is a valid and binding agreement of each such party, enforceable in accordance with its terms.

                           e. Non-Contravention. The consummation of the
transactions contemplated hereby will not violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, or violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Company, any of its Subsidiaries or any of their properties or assets (real, personal or mixed, tangible or intangible) are bound.

                           f. Consents, etc. As of the Closing Date, the Company
and the Selling Shareholders shall have obtained all licenses, permits, consents, authorizations, orders or approvals of any governmental commission, board or regulatory body, if any, necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                           g. Financial Statements. The Company and the Selling
Shareholders have heretofore delivered to Buyer the audited consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1993 and 1994 and the unaudited consolidated financial statements of the Company and its subsidiaries for the 7 month period ended July 31, 1995 including their consolidated balance sheets as of each such date and the related consolidated statements of income, cash flow, and shareholders' equity for each of the respective periods then ended (the "Financial Statements"). Such Financial Statements are attached hereto as Exhibit 2.2(g) and have been prepared from the books and records of the Company and its subsidiaries, and are in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition, results of operations, and cash flows of the Company and its subsidiaries as of the respective dates and for the respective periods thereof except in the case of the July 31, 1995 Financial Statements footnotes have been omitted and it is subject to normal year-end adjustments (which adjustments (with exception to the inventory count and adjustment arising therefrom), individually or in the aggregate, will not be material).

                  The December 31, 1994 balance sheet delivered as part of the Financial Statements is referred to as the "Balance Sheet" and the July 31, 1995 balance sheet delivered as part of the Financial Statements is referred to as the "Interim Balance Sheet".

                           h. Government Authorizations and Compliance with
Laws. The business of the Company and its Subsidiaries has been operated in material compliance with all laws, ordinances, regulations and orders, of all governmental entities, domestic or foreign. The Company and its Subsidiaries have all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their business. No notice has been received by the Company or any of its Subsidiaries and, to the Company's knowledge after due inquiry, no investigation or review is pending or threatened by any governmental entity with respect to (i) any alleged violation by the Company or any of its Subsidiaries of any law, ordinance, regulation, order, policy or guideline of any governmental entity, or (ii) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company and its Subsidiaries. As used in this Agreement, "Company's knowledge after due inquiry" shall refer to matters within the knowledge of the Selling Shareholders who will receive Parent stock options at Closing as contemplated in
Section 4.2(d) and matters which should have been known by such persons in the course of their duties in respect of the Company, in each case after reasonable inquiry by them of the Company's employees having responsibility for matters in the subject area of the statement made and review of the Company's records with respect to such subject matter.

                           i. Tax Matters. All federal, state, local and foreign
tax returns and tax reports required to be filed by or with respect to the Company or its Subsidiaries have been duly filed. All taxes (including interest, penalties and related costs) with respect to the Company and its Subsidiaries for all taxable periods ending on or prior to the Closing Date have been paid, except (a) to the extent of reserves for taxes (other than deferred taxes) reflected on the Interim Balance Sheet less payments of such taxes on or prior to the Closing Date and (b) for such taxes (other than deferred taxes) that are provided for in the books and records of the Company and its Subsidiaries for the period beginning immediately following the date of the Interim Balance Sheet and ending on the Closing Date but only to the extent that such taxes arise from taxable income resulting from the day to day sales and operations of the Company and its Subsidiaries occurring during such period and not taxes arising from other transactions or events, including, without limitation, any taxes on income resulting from transactions contemplated by this Agreement and any taxes relating to prior periods; provided, however, that the reserve set forth in clause (a) above and the

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provision for taxes set forth in clause (b) above shall be reduced for the tax effect of any deductions relating to the exercise or cancellation of any stock options. No issues have been raised, either orally or in writing, (and are currently pending) by any foreign, federal, state or local taxing authority in connection with any of the returns or reports referred to in this Section 2.2(i). No waivers of statutes of limitations as to any tax matters are currently in effect with respect to the Company or its Subsidiaries.

                  All tax returns filed by the Company and its Subsidiaries were true and correct in all material respects as of the date on which they were filed. Complete copies of all federal, state and local income tax returns for the Company and its Subsidiaries that have been filed with respect to taxable periods for which the statute of limitations period has not run have been delivered to Buyer. The Company has provided to Buyer all revenue agent's reports and other written assertions by governmental authorities of deficiencies or other liabilities for taxes of the Company and its Subsidiaries with respect to past periods for which the statute of limitations period has not run. All amounts required to be collected or withheld by the Company and its Subsidiaries with respect to taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted.

                  No extension of time within which to file any tax return that related to the Company and its Subsidiaries has been requested, which return has not since been filed. There are no tax rulings, requests for rulings, or closing agreements to which the Company or its Subsidiaries is a party or is subject which could affect the liability for taxes for any period after the Closing Date. All federal income tax returns of the Company and its Subsidiaries with respect to taxable periods through the year ended December 31, 1989, have been examined and closed or are returns with respect to which the applicable statute of limitations period has expired without extension or waiver. No power of attorney has been granted by the Company or its Subsidiaries with respect to any matter relating to taxes of the Company and its Subsidiaries which is currently in force.

                  The Company and its Subsidiaries have not filed a consent under Section 341(f) of the Code or any comparable provision of state revenue statutes. The Company and its Subsidiaries have made all payments of estimated taxes required to be make under Section 6655 of the Code and any comparable provisions of state, local or foreign law. Any adjustment of taxes of the Company and its Subsidiaries made by the Internal Revenue Service in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional taxes due with respect thereto have been paid.

                  The Company and its Subsidiaries have not agreed or are not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method. No excess loss accounts exist with respect to the Company or any Subsidiary. There is no deferred gain or loss arising from deferred intercompany transactions between the Company and its Subsidiaries. The Company or its Subsidiaries are not a party to any agreement that would result by its terms in the payment of a non-deductible "excess parachute payment" within the meaning of Section 280G of the Code. The amount of deferred tax assets and liabilities reflected on the Balance Sheet and the Interim Balance Sheet are determined in accordance with GAAP (subject, in the case of the Interim Balance Sheet, to normal year-end adjustments consistent with past practice).

                  For the purpose of this Agreement, any federal, state, local or foreign income, franchise, sales, use, transfer, payroll, unemployment, Social Security, personal property, occupancy or other tax, levy, impost, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

                           j. Title to Properties; Absence of Liens and
Encumbrances, etc. The Company and its Subsidiaries have good and marketable title to all of the properties and other assets (real, personal and mixed, tangible and intangible) reflected in the Balance Sheet or acquired after the date thereof (except for properties and assets sold or otherwise disposed of since December 31, 1994 in the ordinary and usual course of business, free and clear of any and all liens, charges, pledges, mortgages, security interests or other encumbrances of any kind ("Liens"). Except for those properties or assets acquired since December 31, 1994, all properties and assets (real, personal and mixed, tangible and intangible) used in the business of the Company and its Subsidiaries are reflected in the Balance Sheet in the manner and to the extent required by generally accepted accounting principles.

                           k. Material Agreements. The Disclosure Schedule lists
every material agreement to which the Company or any of its Subsidiaries is a party or by which it or any of their properties or assets (real, personal or mixed, tangible or intangible) is bound which is to be performed in whole or in part after the Closing Date. Solely for the purpose of this Section 2.2(k), the term "material agreement" shall mean any single agreement or lease, including agreements with respect to notes receivable, pursuant to which any party thereto is obligated after the date hereof to make payments aggregating more than $50,000. There is no default, nor will any default occur hereafter, as a result of the consummation of the transactions contemplated hereby or otherwise, in any obligation to be performed by any party to any material agreement to which the Company or any of its

Subsidiaries is a party or by which it or any of its properties or assets (real, personal or mixed, tangible or intangible) is bound. Each agreement listed in the Disclosure Schedule is valid and binding in accordance with its terms. Other than this Agreement, there are no agreements or options to sell or lease any of the properties or assets (real, personal or mixed, tangible or intangible) of the Company or any of its Subsidiaries except in the ordinary and usual course of its business. The Company has delivered to Buyer true and complete copies of all agreements listed in the Disclosure Schedule, including supporting documentation.

                           l. Litigation. (i) There is no claim, action, suit or
proceeding pending or, to the Company's knowledge after due inquiry, threatened against the Company, any of its Subsidiaries or any of their properties or assets (real, personal or mixed, tangible or intangible) or which seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or any of the conditions to consummation of the transactions contemplated by this Agreement, nor is there any judgement, decree, injunction, ruling, award or order of any court, governmental department, commission, agency or instrumentality or arbitrator outstanding or, to the Company's knowledge after due inquiry, threatened against the Company, any of its Subsidiaries or any of their properties or assets (real, personal or mixed, tangible or intangible); or (ii) neither the Company, any of its Subsidiaries nor any of their officers or, to the Company's knowledge after due inquiry, employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any federal, state, foreign or other applicable law or administrative regulation in respect of the business of the Company and its Subsidiaries.

                           m. Employee Benefit Plans. The Disclosure Schedule
contains a complete list of "Plans" consisting of each:

                                    (1) "employee welfare benefit plan", as
                  defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), to which the Company or any of its Subsidiaries contributes or is required to contribute, including each multi-employer welfare plan ("Welfare Plan"), and sets forth the amount of any liability of the Company or its Subsidiaries for payments more than thirty days past due with respect to each Welfare Plan as of the Closing Date;

                                    (2) "multi-employer pension plan," as
                  defined in Section 3(37) of ERISA, to which the Company (or any entity which is a member of a "controlled group of corporations" with or is under "common control" with the Company as defined in Section 414(b) or (c) of the Internal Revenue Code of 1986 as amended ("Code")

                  ("Common Control Entity")) has contributed or been obligated to contribute at any time after September 25, 1980 ("Multi-employer Plan").

                                    (3) "employee pension benefit plan," as
                  defined in Section 3(2) of ERISA, (other than a Multi-employer
                  Plan) to which the Company or any Common Control Equity contributes or is required to contribute ("Pension Plan"); and

                                    (4) deferred compensation plan, bonus plan,
                  stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment, other than normal payroll practices and policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons, maintained by the Company or its Subsidiaries.

                           n. Pension Plans. The funding method used in
connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan, in the aggregate, are reasonable. The assets of each Pension Plan are sufficient to discharge all liabilities under such plan, on an ongoing basis and on a termination basis, and there is no "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA, with respect to any plan year of any such plan. Neither the Company nor any Common Control Entity has any liability for unpaid contributions with respect to any Pension Plan.

                                    (1) Each Pension Plan and each related trust
                  agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a) as appropriate) and 501(a).

                                    (2) Each Pension Plan and each related trust
                  agreement, annuity contract or other funding instrument complies currently, and has complied at all times in the past, both as to form and in operation, with the provisions of applicable Federal law, including the Code and ERISA.

                                    (3) The Company have paid all premiums (and
                  interest charges and penalties for late payment, if applicable) due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each Pension Plan for each plan year thereof for which such premiums are required. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No liability to the PBGC has been incurred by the Company or any Common Control Entity on account of the termination of any Pension Plan. No filing has been made by the Company or any Common Control Entity with PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. Neither the Company nor any Common Control Entity has, at any time, (a) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (b) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (c) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any Common Control Entity made contributions during the five years prior to the Closing Date.

                           o. Multi-employer Plans. Neither the Company nor any
Common Control Entity has, at any time, withdrawn from a Multi-employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in ERISA Sections 4203 and 4205, respectively.

                           p. Prohibited Transactions. Neither the Company, any
of its Subsidiaries nor, to the Company's knowledge after due inquiry, any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under
Section 4975(c)(2) or 4975(d) of the Code.

                           q. Copies of Relevant Plan Documents. True and
complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each Welfare Plan and each Pension Plan, related trust agreements, annuity contracts or other funding instruments, (ii) each plan, agreement, arrangement and commitment referred to in Sections 2.2(m) and (n), and complete descriptions of any such plan which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years and (v) all actuarial reports prepared for the last three years for each Pension Plan.

                           r. Validity and Enforceability of Plans. Each Welfare
Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and each plan, agreement, arrangement and commitment referred to in Sections 2.2(m) and (n) is legally valid and binding and in full force and effect.

                           s. Payments to Retirees. Neither the Company, any of
its Subsidiaries nor any Welfare Plan has any obligation to make any payment to or with respect to any former or current employee of the Company pursuant to any retiree medical benefit or other Welfare Plan.

                           t. Litigation Under Plans. Neither the Company, any
of Subsidiaries nor any Plan is a party to any litigation relating to, or seeking benefits under, any Plan.

                           u. Employment Agreements. Neither the Company nor any
of its Subsidiaries is a party to any employment, severance or similar agreements.

                           v. Change in Control Provisions. Neither the Company
nor any of its Subsidiaries is a party to any agreement which contains any provision pursuant to which the Company or any of its Subsidiaries will be obligated to make any payment as a result of the transactions contemplated hereby.

                           w. Labor Matters. There are no controversies pending
between the Company and its Subsidiaries and any of their employees or officers. Neither the Company nor any of its Subsidiaries is subject to any collective agreements and, to the Company's knowledge after due inquiry, there is no current prospect for any union election.

                           x. Absence of Certain Changes or Events. Since
December 31, 1994 there has not been (i) any change, or any development involving a prospective change, which, individually or in the aggregate, has had or could have a material adverse effect ("Material Adverse Effect") on the financial condition, business, operations, or prospects of the Company and its Subsidiaries taken as a whole; (ii) any damage, destruction or other loss with respect to property owned by the Company or any of its Subsidiaries, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving the Company or any of its Subsidiaries; (iii) any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the capital stock of the Company or any of its Subsidiaries; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property); or (v) the entry by the Company or any of its Subsidiaries into any commitment or transaction which is not in the ordinary course of business.

                           y. Absence of Undisclosed Liabilities and Agreements.
Except as specifically provided for in the Balance Sheet, the Company and its Subsidiaries (i) did not have, as of December 31, 1994, any material debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, any liabilities resulting from the failure to comply with any law applicable to the Company, any of its Subsidiaries or to the conduct of their business) (ii) have not incurred, since December

31, 1994, any such debts, liabilities or obligations other than in the ordinary and usual course of their business, or (iii) except in connection with the transactions contemplated in this Agreement, have not, since December 31, 1994, conducted their business otherwise than in the ordinary and usual course.

                           z. Insurance. The Company and its Subsidiaries have
insurance policies in full force and effect which provide for coverages which are normal in both amount and scope for the business conducted by the Company and its Subsidiaries. The current insurance coverage of the Company and its Subsidiaries is as described in the Disclosure Schedule.

                           aa. Payments. The Company and its Subsidiaries have
not, directly or indirectly, paid or delivered any fees, commissions or other sums of money or items of property however characterized to any finders, agents, customers, government officials or other parties, in the United States or in any other country, which in any manner are related to the business or operations of the Company and its Subsidiaries, and which have been illegal under any federal, state or local laws of the United States or any other country or territory having jurisdiction over the Company or any of its Subsidiaries. The Company and its Subsidiaries have not participated, directly or indirectly, in any boycotts or similar practices.

                           ab. Renegotiation. The Company and its Subsidiaries
are not subject to renegotiation, redetermination or excess profit recovery with respect to any fiscal year by reason of U.S. Government contracts performed by them.

                           ac. Inventories. All inventories carried by the
Company and its Subsidiaries as of July 31, 1995 and reflected on the Interim Balance Sheet, are valued at the lower of cost or market on a last-in-first-out basis consistent with generally accepted accounting principles. The Company has adequate obsolescence reserves to cover inventory items which have a market value lower than cost. Except to the extent of inventory reserves reflected in the Interim Balance Sheet, the items included in said inventories are normal items of inventory carried by the Company and its Subsidiaries, and are current, suitable and merchantable at customary prices for the filling of orders in the normal course of business, and are not obsolete, damaged, defective or slow moving.

                           ad. Products Liability. There are no facts or the
occurrence of any event known or which reasonably should be known to the Company forming the basis for any claim against the Company or any of its Subsidiaries for products liability, whether in tort or strict liability or on account of any express or implied warranty, and all reserves therefor on the Balance Sheet are adequate.

                           ae. Notes and Accounts Receivable and Liabilities.
Each of the material liabilities of the Company and its Subsidiaries as of December 31, 1994 and July 31, 1995 is reflected or reserved for on the Balance Sheet and the Interim Balance Sheet, respectively, and the amounts so reflected or reserved are true and correct according to GAAP. Notes and accounts receivable will be fully collectible, except to the extent of reserves for doubtful accounts reflected in the Interim Balance Sheet.

                           af. Proprietary Rights. The proprietary rights listed
in the Disclosure Schedule are all those used in the business of the Company and its Subsidiaries. The Company's and its Subsidiaries' use of such proprietary rights is not infringing upon or otherwise violating the rights of any third party in or to such proprietary rights, and no proceedings have been instituted against or notices received by the Company or any of its Subsidiaries that are presently outstanding alleging that the Company's or any Subsidiary's use of such proprietary rights infringes upon or otherwise violates any rights of a third party in or to such proprietary rights.

                           ag. Books of Account. The books of account of the
Company and its Subsidiaries have and will adequately reflect all of their respective items of income and expense and all of their assets, liabilities and accruals, in accordance with generally accepted accounting principles.

                           ah. Purchase Commitments and Outstanding Bids. As of
the date of this Agreement and as of the Closing Date, there are no claims against the Company or any of its Subsidiaries to return in excess of an aggregate of $50,000 by reason of alleged over-shipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. The Disclosure Schedule lists all capital expenditures committed for but not paid for by the Company. No outstanding purchase or outstanding lease commitment of the Company or any of its Subsidiaries presently is in excess of the normal, ordinary and usual requirements of its business or contains terms and conditions more onerous than those usual and customary in the business of the Company and its Subsidiaries.

                           ai. Customers and Suppliers. The Disclosure Schedule
contains a complete and accurate list of (i) the 10 largest customers of the Company and its Subsidiaries in terms of revenues during each of the Company's last fiscal year and current fiscal year (through October 31, 1995), showing the approximate total sales to each such customer during such period; and (ii) the 10 largest suppliers of the Company and its Subsidiaries in terms of purchases during each of the Company's last fiscal year and current fiscal year (through October 31, 1995), showing the approximate total purchases from each such supplier during such period. Since December 31, 1994, to the Company's knowledge after due inquiry, there has been no material adverse change in the business relationship of the Company and its Subsidiaries with any customer or supplier named in the Disclosure Schedule.

                           aj. Permits. The Disclosure Schedule contains a
complete and accurate list of all permits held by the Company or any of its Subsidiaries or for which the Company or any Subsidiary has applied, which are the only material permits necessary for or used by the Company and its Subsidiaries to carry on their business as presently conducted.

                           ak. Environmental Matters. (1) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and for the past five years has been in such compliance; and the Company and each Selling Shareholder have no reason to believe that circumstances exist which could prevent or interfere with (A) continued compliance in all material respects by the Company and each of its Subsidiaries with all applicable Environmental Laws after the Closing Date, or (B) Environmental Laws that the Company or any Selling Shareholder has reason to believe are likely to become applicable to the Company or any of its Subsidiaries after the Closing Date and that could individually or in the aggregate, have a Material Adverse Effect after the Closing Date if adopted.

                  (2) The Company and its Subsidiaries hold all material Environmental Permits necessary to conduct their operations as they are currently conducted; the Disclosure Schedule includes a true and complete list of all such Environmental Permits and their expiration dates, and the Company has no reason to believe that such permits (A) will not be renewed, or (B) will be renewed under terms that could reasonably be expected to have an adverse effect on the Company and its Subsidiaries.

                  (3) There are no Materials of Environmental Concern present at, and no Materials of Environmental Concern are or have been in any way released or threatened to be released from, any CTB Property, former CTB Property, or as a result of present or former operations of the Company or any of its Subsidiaries or any predecessor entity (including without limitation the disposal of Materials of Environmental Concern at any location other than a CTB Property or former CTB Property), that could reasonably be expected to be in material violation of or otherwise to give rise to material liability of the Company or any of its Subsidiaries under any Environmental Law.

                  (4) No reports of any kind have been made to or required by any Governmental Authority pursuant to any Environmental Law concerning spills or any other releases of any kind at, or in any way from, any CTB Property, former CTB Property, or as a result of present or former operations of the Company or any of its Subsidiaries or any predecessor entity, for which spills, releases, or reports thereof the Company or any of its Subsidiaries may be liable under any Environmental Law; true and complete copies of all written reports concerning such spills and other releases have been provided or made available to Buyer.

                  (5) None of the following are or have been on, under, in or at any CTB Property, or to the Company's knowledge after due inquiry, any former CTB Property: (A) underground or aboveground storage tanks containing Materials of Environmental Concern; (B) polychlorinated biphenyls; (C) asbestos or asbestos-containing materials; (D) septic tanks, septic fields, dry-wells, or similar structures; (E) lagoons or impoundments; or other bodies of water to which Materials of Environmental Concern may have been discharged; (F) landfills or dumping areas; or similar locations where Materials of Environmental Concern may have been placed.

                  (6) Neither the Company nor any of its Subsidiaries has received any Environmental Claim, and to Company's knowledge after due inquiry, no Environmental Claim has been threatened against the Company or any of its Subsidiaries by any person.

                  (7) Neither the Company nor any of its Subsidiaries has entered into, agreed to, nor is the Company or any of its Subsidiaries otherwise subject to any judgment, decree, order or similar requirement under any Environmental Law, nor to the Company's knowledge after due inquiry is any such judgment, decree, order or requirement being negotiated that may obligate or affect the Company or any of its Subsidiaries.

                  (8) Neither the Company nor any of its Subsidiaries has assumed or retained, contractually or by operation of law, any liabilities or obligations of other persons, contingent or otherwise, in connection with any Environmental Law.

                  (9) There are no past or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Materials of Environmental Concern, that could reasonably be expected to give rise to any material liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws. None of the matters set forth on the Disclosure Schedule, or any aggregation thereof, could reasonably be expected to have a Material Adverse Effect.

                  (10) True and complete copies of all reports, studies, assessments, audits, and similar documents in the possession or control of the Company, any of its Subsidiaries or any Selling Shareholder that address any issues of actual or potential noncompliance in any material respect with, or actual or potential material liability under, any Environmental Laws that may affect the Company or any of its Subsidiaries have been provided to Buyer prior to the signing hereof.

                  (11)  As used in this Section 2.2(ak):

                  "CTB Property" means all real property in which the Company or any of its Subsidiaries have any legal interest, including without limitation a leasehold interest, and any equipment or other property owned or leased by the Company or any of its Subsidiaries.

                  "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Materials of Environmental Concern at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

                  "Environmental Laws" means all foreign (to the extent applicable), federal, state and local statutes, rules, regulations, ordinances, orders, judgments, decrees and common law relating in any manner to contamination, pollution, or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Endangered Species Act, the National Environmental Protection Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar laws of any other Governmental Authority.

                  "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations or exemptions required under Environmental Laws.

                  "Materials of Environmental Concern" refers to any waste, pollutant, contaminant or other substance of any kind (including without limitation odors, radioactivity, and electromagnetic fields) regulated by or under, or which may otherwise give rise to liability under, any Environmental Law.

                           al.  Transactions with Certain Persons.  Neither
any officer, director, shareholder or employee of the Company and its Subsidiaries nor any member of any such person's immediate family is presently a party to any material transaction with the Company or any of its Subsidiaries relating to the business of the Company and its Subsidiaries, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of material services by (other than for services as officers, directors or employees of the Company and its Subsidiaries), (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of the Company and its Subsidiaries) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

                           am.  Information.  The Company and the Selling
Shareholders have furnished and will continue to furnish to Buyer detailed information with respect to the assets, earnings, and business of the Company and its Subsidiaries, and acknowledge that Buyer has relied and will rely thereon in entering into this Agreement and consummating the transaction contemplated by this Agreement. No such information, the preparation of which was under the Company's and any Selling Shareholder's direct control, as it has been corrected from time to time by the Company or Selling Shareholders, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.


                                   ARTICLE III

                          ACTIONS PRIOR TO THE CLOSING

                  3.1 Conduct of the Company. During the period from the date hereof to the Closing Date:

                           a.  Operations in the Ordinary Course of Busi-
ness. Except as contemplated by this Agreement, the Company and its Subsidiaries shall, and the Selling Shareholders shall cause the Company and its Subsidiaries to, conduct their business operations according to the ordinary and usual course of business and will use their reasonable best efforts (i) to preserve intact their business organization; (ii) to maintain their books and records in accordance with past practices; (iii) to keep available the services of their officers and employees; and (iv) to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with them. The Company and the Selling Shareholders shall confer with Buyer or its representatives to keep it informed with respect to operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and its Subsidiaries.

                           b.  Forbearances by the Company.  Except as con-
templated by this Agreement, the Company and its Subsidiaries will not, and the Selling Shareholders will not permit the Company and its Subsidiaries to, without the prior written consent of Buyer:

                                    (1) incur any new debt, liability or
                  obligation, direct or indirect, whether accrued, absolute, contingent or otherwise (other than short-term indebtedness in the ordinary course of business consistent with past practice in an amount not to exceed $50,000);

                                    (2) assume, guarantee, endorse or otherwise
                  become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation (other than the Company or any of its subsidiaries);

                                    (3) make any direct or indirect redemption,
                  purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property), other than any dividends to the Company from any of its Subsidiaries;

                                    (4) mortgage, pledge or otherwise encumber
                  any of its properties or assets other than in the ordinary course of business consistent with past practice;

                                    (5) sell, lease, transfer or dispose of any
                  of its properties or assets, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it except for sales of inventory in the ordinary and usual course of business and consistent with past practice;

                                    (6) except for capital expenditures not to
                  exceed $10,000 in the aggregate or items included in the capital budget included in the Disclosure Schedule, make any investment or expenditure of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

                                    (7) enter into any transaction other than in
                  the ordinary and usual course of its business and consistent with past practice;

                                    (8) enter into or terminate any agreement,
                  plan or lease, or make any change in any of its agreements, plans or leases other than in the ordinary course of business consistent with past practice;

                                    (9) permit any insurance policy naming it as
                  a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse;

                                    (10) enter into any collective bargaining
                  agreements;

                                    (11) hire any new employees (other than in
                  the ordinary course of business consistent with past practice) or increase in any manner the compensation, remuneration or fringe benefits of any of its officers or employees or pay or agree to pay any pension, retirement allowance, or other benefit not required by any existing employee benefit plan to any such officers or employees, commit itself to any employment agreement or employee benefit plan with or for the benefit of any of its officers or employees or any other person, or alter, amend, terminate in whole or in part, or curtail or permanently discontinue distributions to, any pension plan or any other employee benefit plan;

                                    (12) issue any shares of capital stock or
                  issue any warrants, options, calls, subscriptions, or other agreements or commitments obligating it to issue shares of capital stock;

                                    (13) enter into an agreement to do any of
                  the things described in clauses (1) through (12) of this
                  Section 3.1; or

                                    (14) take any action which would render
                  inaccurate any representation and warranty made herein.

                  3.2 Regulatory Consents, Authorizations, etc. Each party hereto will use its best efforts to obtain all consents, authorizations, orders and approvals of, and make all filings and registrations with, any governmental commission, board or other regulatory body or any other person required for or in connection with the consummation of the transactions contemplated hereby and will cooperate fully with the other parties in assisting them to obtain such approvals and to make such filings and registrations. No party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

                  3.3 Investigation by Buyer. Prior to the Closing Date, Buyer and its lenders and advisors may make or cause to be made such investigation of the business, properties, assets and liabilities of the Company and its financial and legal conditions as they deem necessary or advisable to familiarize themselves therewith, provided that such investigation shall not unreasonably interfere with the normal operations of the Company. Such investigation may include, without limitation, an examination and valuation of inventory by Buyer's accountants and an appraisal of all assets of the Company. Prior to the Closing Date, upon reasonable prior notice, the Company and the Selling Shareholders agree to permit Buyer and its authorized representatives (including its lenders and advisors), or cause them to be permitted, to have full access to the premises, books and records, officers, employees, and independent accountants (including the independent accountant's work-papers) of the Company at reasonable hours, and prior to the Closing Date the officers of the Company shall furnish Buyer and its lenders and advisors with such financial and operating data and other information with respect to the business, properties and assets of the Company as they shall from time to time reasonably request. Prior to the Closing Date, or in the event this Agreement is terminated, Buyer shall not use any information relating to the Company obtained by it from the Company or the Selling Shareholders pursuant to this Section 3.3, which is not otherwise publicly available, for any purpose unrelated to the consummation of the transactions contemplated hereby, and prior to such Closing Date, Buyer will not disclose any such information to any person, unless and until such time as such information is otherwise publicly available or as Buyer is advised by counsel that such information is required by law to be disclosed. In the event this Agreement is terminated, Buyer agrees to keep confidential all information it has obtained concerning the Company under the terms of this Agreement for a 30-month period and to return promptly, if so requested by the Company, every document furnished to Buyer by the Company and the

Selling Shareholders, in connection with the transactions contemplated hereby, and any copies thereof Buyer may have made, and to use its best efforts to cause its representatives to whom such documents were furnished promptly to return such documents, and any copies thereof any of them may have made.

                  3.4 Expenses. The Company agrees to pay all of the fees, costs and expenses of the Company and the Selling Shareholders, and Buyer agrees to pay all of the fees, costs and expenses of Buyer (including, without limitation, those of all advisors, including financial advisors, lawyers or accountants) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby. The Company and the Selling Shareholders agree that such fees and costs of the Company and the Selling Shareholders will be paid or 100% accrued as a liability and, in each case, expensed on the books of the Company on the Closing Date.

                  3.5 Negotiations with Others. During the period from the date of this Agreement to the Closing Date, or until this Agreement is terminated in accordance with the provisions of Article V, if it is so terminated, the Company, the Selling Shareholders and their agents shall not, directly or indirectly, solicit or initiate discussions or engage in negotiations with, or provide any information to, or authorize any financial advisor or other person to solicit or initiate discussions or engage in negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer) concerning any possible proposal regarding a sale of shares of capital stock of, or a merger, consolidation, sale of assets or other similar transaction involving the Company, and the Company and the Selling Shareholders will promptly notify Buyer if any such discussions or negotiations are sought to be initiated with, any such information is requested from, or any such proposal or possible proposal is received by the Company, the Selling Shareholders and/or their agents (except if the disclosure of such information is prohibited by the terms of any confidentiality agreement binding upon the Company or its agents). The Selling Shareholders shall use their reasonable efforts to obtain the return or destruction of all documents provided to prospective buyers of the Company and a letter from each such prospective buyer confirming the same.

                  3.6 Publicity. From the date hereof to the Closing Date, each party hereto agrees not to issue any press release or to otherwise make any public statement with respect to the transactions contemplated hereby without the consent, which shall not be unreasonably withheld, of the Company (in the case of releases or statements issued or made by Buyer) or Buyer (in the case of releases or statements issued or made by the Company or the Selling Shareholders).

                  3.7 Parent Capitalization. Immediately prior to the Closing, the relevant parties hereto agree to capitalize Parent with at least $30,000,000 in equity as follows: (i) J. Christopher Chocola and Caryl M. Chocola (the "Chocolas") shall invest as contemplated in the Stockholders Agreement at the same per share consideration as, and simultaneously with, the ASCP Affiliates (as defined below) in shares of capital stock of Parent equivalent to one-third (subject to the investment by the management shareholders referred to below) of Parent's equity; (ii) the remaining $20,000,000 or two-thirds (subject to the investment by the management shareholders referred to below) of the equity shall be contributed to Parent by one or more affiliates of American Securities Capital Partners, L.P. ("ASCP Affiliates"); and (iii) the Company's management shareholders shall have been permitted to make an investment in the Parent on the same terms as, and simultaneously with, the Chocolas and/or invest additional equity in Parent on the same terms as, and simultaneously with, the ASCP Affiliates. Any such investment in Parent by the management shareholders shall dilute the equity interest of the Chocolas and the ASCP Affiliates on a pro-rata basis, unless otherwise agreed to by the Chocolas and the ASCP Affiliates. The investment in Parent by the Chocolas and the management shareholders is herein referred to as the "Parent Investment".

                  3.8 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable hereinafter.


                                   ARTICLE IV

                            CONDITIONS TO THE CLOSING

                  4.1 Conditions to the Closing Relating to Buyer. Consummation of the transaction contemplated hereby is subject to the fulfillment to the reasonable satisfaction of Buyer, prior to or at the Closing Date, of each of the following conditions:

                           a.  Regulatory Consents, Authorizations, etc.  All
consents, authorizations, orders and approvals of, and filings and registrations with any governmental commission, board or other regulatory body or any other person which are required, prior to the Closing Date, for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto and the Company of the transactions contemplated hereby, or which are required in order to avoid violation or termination of any agreement listed in the Disclosure Schedule, shall have been obtained or made.

                           b.  Representations and Warranties.  The
representations and warranties of the Company contained in this Agreement are true and correct in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made at and as of the Closing Date; and the Selling Shareholders and the Company shall have performed or complied in all material aspects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                           c.  Litigation; Other Events.  No action, suit or
proceeding shall have been instituted by any person which seeks to prohibit, restrict or delay consummation of the transaction contemplated herein or any of the conditions to the transactions contemplated herein, or seeks damages as a result of the consummation of the transactions contemplated herein, or speaks to the conduct of the business of the Company after the Closing Date.

                           d.  Financing.  Buyer shall have completed
arrangements, on terms and conditions no less favorable to Buyer than the terms and conditions set forth in the commitment letter attached hereto as Exhibit 4.1(d) (or alternative arrangements with a financial institution reasonably acceptable to Buyer and J. Christopher Chocola on terms and conditions reasonably available in the commercial lending market for transactions of this nature), for the financing of a portion of the purchase price and the ongoing working capital requirements of the Company.

                           e.  Escrow Agreement.  The Escrow Agreement,
attached hereto, shall be executed and delivered substantially in the form of
Exhibit 1.4.

                           f.  Environmental Audit.  Buyer shall have
completed the Environmental Audit and the results of such audit shall be satisfactory to it.

                           g.  Existing Indebtedness.  The holder of any
outstanding indebtedness for borrowed money of the Company shall have released and discharged the same and its lien securing the same against payment by the Buyer of the outstanding balance of such indebtedness without premium or penalty.

                           h.  Legal Opinion.  Buyer shall have received a
legal opinion, dated as of the Closing Date, from Yoder, Ainlay, Ulmer & Buckingham, special counsel to the Company, substantially in the form of Exhibit 4.1(h) hereto.

                           i.  Due Diligence.  Buyer shall have completed its
due diligence investigation of the Company and shall be reasonably satisfied with the results thereof.

                           j.  Parent Investment.  Buyer shall be reasonably
satisfied with the with the equity investment in Parent by the Chocolas and the management shareholders contemplated in Section 3.7.

                           k.  Related Agreements.  The Stockholders Agreement
substantially in the form of Exhibit 4.1(k)(i) shall have been executed and delivered by the stockholders named therein. The Management Consulting Agreement in the form of Exhibit 4.1(k)(ii) shall have been executed and delivered by the parties named therein.

                  4.2 Conditions to the Closing Related to the Company and the Selling Shareholders. Consummation of the transaction contemplated hereby is subject to the fulfillment to the reasonable satisfaction of the Company and the Selling Shareholders, prior to or at the Closing Date, of each of the following conditions:

                           a.  Representations and Warranties.  The
representations and warranties of Buyer contained in this Agreement are true and correct in all material respects on the date hereof and shall also be true and correct in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made at and as of the Closing Date; and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                           b.  No Injunctions.  No injunction or restraining
order shall be in effect prohibiting the transactions contemplated herein.

                           c.  Escrow Agreement.  The Escrow Agreement attached
hereto, shall be executed and delivered substantially in the form of Exhibit
1.4.

                           d.  Management Options.  A management stock option
program for approximately 10% of the equity in Parent will have been implemented pursuant to Non-Qualified Stock Option Agreements substantially in the form of
Exhibit 4.2(d) hereto.

                           e.  Financing.  Unless J. Christopher Chocola shall
have waived this condition, Buyer shall have completed arrangements, on terms and conditions no less favorable to Buyer than the terms and conditions set forth in the commitment letter attached hereto as Exhibit 4.1(d) (or alternative arrangements with a financial institution reasonably acceptable to Buyer and J. Christopher Chocola on terms and conditions reasonably available in the commercial lending market for transactions of this nature), for the financing of a portion of the purchase price and the ongoing working capital requirements of the Company.


                                    ARTICLE V

                                   TERMINATION

                  5.1  Termination.  This Agreement may be terminated by:

                           (1) By mutual action of the Selling Shareholders and Buyer;

                           (2) By the Selling Shareholders, if any of the conditions set forth in Section 4.2 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Buyer on or before the Closing Date; or

                           (3) By Buyer, if any of the conditions set forth in
         Section 4.1 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company and the Selling Shareholders on or before the Closing Date.

                  5.2. Effects of Termination. In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other parties hereto or their respective stockholders or directors or officers in respect thereof, except for the obligations of the parties hereto in the last two sentences of
Section 3.3, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.


                                   ARTICLE VI

                                    INDEMNITY

                  6.1 Survival of Representations and Warranties Indemnity. The representations, warranties, covenants and agreements by the Selling Shareholders shall survive until one month after the Company's audit of the year ended December 31, 1996 is completed, except that the representations, warranties, covenants and agreements of the Company and the Selling

Shareholders contained in (i) Sections 2.2(ak) and 6.2(ii) shall survive until June 30, 2000 and (ii) Section 2.2(i) shall survive indefinitely.

                  6.2 Indemnity. Within said applicable survival periods, the Selling Shareholders agree to indemnify Buyer, Parent and/or the Company for any and all claims, demands, losses, costs, charges, expenses, obligations, liabilities, actions, suits, damages, judgments, and deficiencies, including interest and penalties, reasonable counsels' fees and all reasonable amounts paid in settlement of any claim, action, or suit (collectively referred to as "Claims") which may be sustained, suffered or incurred by Buyer, Parent, the Company and/or their affiliates and arising out of or by reason of (i) any breaches of the representations, warranties, covenants and agreements of the Company or the Selling Shareholders contained herein or (ii) any Materials of Environmental Concern arising before the Closing Date (whether or not disclosed in the Disclosure Schedule); provided, that, the Buyer, Parent and/or the Company shall not be entitled to recover under any Claim under this Section 6.2 until the total amount of all Claims exceeds $200,000 and then only for the amount by which all Claims exceed such amount; provided, further, that the obligations of the Selling Shareholders under this Section (other than obligations relating to Sections 2.2(i), 2.2(ak) and 6.2(ii)) shall be limited to the Escrowed Funds. Notwithstanding anything to the contrary in the foregoing sentence, regardless of whether or not the Escrow Agreement is then in effect or the amount of Escrowed Funds are then sufficient, the parties hereto agree that there shall be no limit (subject to the first proviso of the preceding sentence) as to the Selling Shareholders' obligations with respect to Claims relating to Sections 2.2(i), 2.2(ak) and 6.2(ii); provided, however, that, the Buyer, Parent and/or the Company shall not be entitled to recover under any Claim under this
Section 6.2 relating to Sections 2.2(i), 2.2(ak) and 6.2(ii) in excess of the amount of Escrowed Funds then available until the total amount of such Claims in excess of the amount of Escrowed Funds then available exceeds $300,000 and then only for the amount by which such Claims in excess of the amount of Escrowed Funds then available exceed $100,000. The Escrow Agreement shall in all respects be subject to this Section 6.2 and the threshold amounts herein stated.

                  6.3 Cooperation. The term "Claims" as used in this Article is not limited to matters asserted by third parties against Buyer and/or the Company. Claims does not include any damages for which the Company receives insurance reimbursement. In the event a Claim is asserted by any third party against Buyer and/or the Company, it shall notify Shareholders of such Claim by giving to Shareholders written notice, and shall give Shareholders and their counsel access to any and all such files, records and other documents as may be necessary to enable

Shareholders to investigate or participate in the defense against such Claim (but at the cost and expense of such Shareholders) and Buyer shall otherwise cooperate in connection therewith and shall not unreasonably assume a position contrary to that of Shareholders with respect to all such third party Claims.


                                   ARTICLE VII

                         CERTAIN POST-CLOSING AGREEMENTS

                  7.1 Noncompete. Each of the Selling Shareholders who is an adult member of the Chocola or Brembeck family agrees on behalf of himself or herself and his or her Affiliates that he or she will not at any time for five years after the date hereof, except with the express prior written consent of
Parent: (a) directly or indirectly, engage in any Competitive Business (meaning, any business engaged in the businesses of the Company as of the Closing Date), whether such engagement shall be as an owner, partner, agent, consultant or shareholder (except as the holder of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the National Association of Securities Dealers Automated Quotations System or any successor thereto); (b) directly or indirectly solicit, divert or accept business from or otherwise take away or interfere with any customer of Parent, Buyer, the Company or their Affiliates engaged in any Competitive Business, including without limitation any person who was a customer or whose business was being pursued by Parent, Buyer, the Company or their Affiliates prior to the date hereof; or (c) directly or indirectly, accept employment with, be employed by or be a principal of any business or enterprise operating within the United States of America which then employs or has as a principal or holder of any interest therein (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose shares are publicly traded) any individual who was previously employed in a managerial or consultant position with Parent, Buyer, the Company or any of their Affiliates, provided however, that this prohibition shall not be applicable if such business or enterprise is not a Competitive Business.

                  7.2 Nondisclosure. Each of the Selling Shareholders, agree that, at all times from and after the date hereof, except as required by law or by the order of any court or government agency or in the performance of his duties as an employee of the Company or its Subsidiaries, he shall keep secret and retain in strictest confidence and shall not, except with the express prior written consent of Buyer, directly or indirectly disclose, communicate or divulge to any person, or use for the benefit of any person, any Proprietary Information (meaning, all information or data with respect to the conduct or details of the business of the Company including, without limitation, methods of operation, customers and customer lists, details of contracts with customers, consultants, suppliers or employees, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices and pricing policies, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the business of the Company). The restriction contained in the preceding sentence shall not apply to any Proprietary Information that (i) is a matter of public knowledge on the date of this Agreement or (ii) becomes a matter of public knowledge after the date of this Agreement from another source which is under no known obligation of confidentiality to Buyer or its Affiliates.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy (receipt confirmed by telephone) or by registered or certified mail, postage prepaid, addressed:

         if to Buyer or Parent:

                 CTB Holdings, Inc.
                 c/o American Securities Capital Partners, L.P.
                 122 East 42nd Street
                 New York, NY  10168
                 Attn:  Michael G. Fisch
                 Telephone:  (212) 476-8051
                 Telecopy:   (212) 697-5524

         with a copy to:

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, NY  10017
                 Attn:  Richard C. Weisberg, Esq.
                 Telephone:  (212) 455-3240
                 Telecopy:   (212) 455-2502

          if to the Company or the Selling Shareholders:

                 CTB, Inc.
                 State Road 15 North
                 P.O. Box 2000

                 Milford, IN  46542
                 Attn:  J. Christopher Chocola
                 Telephone:  (219) 658-4191
                 Telecopy:   (219) 658-4133

          with a copy to:

                 Yoder, Ainlay, Ulmer & Buckingham
                 P.O. Box 575
                 Goshen, IN 46527
                 Attn:  Gordon Lord
                 Telephone:  (219) 533-1171
                 Telecopy:   (219) 534-4174

or such other person or address as shall be furnished in writing by any party to the other parties prior to the giving of the applicable notice or communication, and such notice or communication shall be deemed to have been given ten (10) days after mailed, or in the case of personal delivery or telecopy, upon receipt of transmission.

                  8.2 Financial Advisors and Brokers. Other than Price Waterhouse L.L.P., the Company and the Selling Shareholders represent and warrant, jointly and severally, that no investment banker, broker or finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from the Company based on agreements, arrangements or undertakings made by it or any of its respective directors, officers or employees in connection with the transactions contemplated hereby.

                  8.3 Counterparts. This Agreement shall be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.4 Exhibits, Schedules and Disclosure Schedule. The Exhibits, Schedules and Disclosure Schedule are integral parts of this Agreement.

                  8.5 Headings and Table of Definitions. The headings herein and the Table of Definition are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

                  8.6 Power of Attorney. Each of the undersigned Selling Shareholders hereby irrevocably makes, constitutes and appoints J. Christopher Chocola as his, her or its attorney-in-fact (the "Shareholders Representative") with full power to act in his, her or its place and stead to compromise any claim or take any other action, including without limitation pursuant to Section 6.3, with respect to this Agreement.

                  8.7 Miscellaneous. This Agreement (including the Schedule and Exhibits hereto and the Disclosure Schedule) (a) constitutes the entire Agreement and understanding and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, (c) shall not be assigned, by operation of law or otherwise, and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Indiana.

                  8.8 Arbitration. Any party shall have the right to submit any dispute, controversy or claim arising out of this Agreement (including, without limitation, Sections 1.5 and 1.6) to neutral binding arbitration in the City of Chicago, by a partner of Arthur Andersen or Ernst & Young or KPMG or Coopers Lybrand. In the event of arbitration, the matter shall be heard before a single arbitrator. Any party requesting arbitration shall give notice to the other party stating the issue to be resolved. The decision of the arbitrator shall be based solely upon the written submissions to such partner and shall be final and binding on both parties, with the non-prevailing party (who shall be determined by the arbitrator) bearing all costs and expenses of each of the parties with respect to the dispute. Each party hereby consents to the entry of a judgment in any court of competent jurisdiction enforcing any arbitration decision made in accordance herewith.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:


                                        CTB HOLDINGS, INC.




Attest   /s/David Horing                By   /s/
        --------------------------          ----------------------------------
                                            Name:
                                            Title:


                                        CTB VENTURES, INC.




Attest   /s/David Horing                By   /s/Michael G. Fisch
        --------------------------          ----------------------------------
                                             Name:
                                             Title:



                                        CTB, INC.




Attest                                   By   /s/  J. Christopher Chocola
        --------------------------          ----------------------------------
                                             Name:  J. Christopher Chocola
                                             Title:



Witness                                      /s/Howard S. Brembeck
                                             -----------------------------
                                         Name:  Howard S. Brembeck

Witness                                      /s/Myra K. Brembeck
                                             -----------------------------
                                         Name:  Myra K. Brembeck

Witness                                      /s/J. Byrib Chocola
                                             -----------------------------
                                         Name:  J. Byron Chocola

Witness                                      /s/Caryl M. Chocola
                                             -----------------------------
                                         Name:  Caryl M. Chocola

Witness                                      /s/J. Christopher Chocola
                                             -----------------------------
                                         Name:  J. Christopher Chocola

Witness                                        s/Sarah P. Chocola
                                             -----------------------------
                                          Name:  Sarah P. Chocola

                                                  Key Trust Co. of Indiana
Witness                                       /s/John J. Gordon
                                             -----------------------------
                                          Name:  John H. Gordon, Vice
                                                            President
                                          for Caroline P. Chocola Trust

                                                  Key Trust Co. of Indiana
Witness                                       /s/John H Gordon
                                             -----------------------------
                                          Name:  John H. Gordon, Vice
                                                            President
                                          for J. Colin Chocola Trust

Witness                                       /s/Kelly Chocola Logan
                                             -----------------------------
                                          Name:  Kelly Chocola Logan

                                                  Key Trust co. of Indiana
Witness                                       /s/John H. Gordon
                                             -----------------------------
                                          Name:  John H. Gordon, Vice
                                                            President
                                          for Kaitlin E. Logan Trust

Witness                                       /s/Mark Alan Lantz
                                             -----------------------------
                                          Name:  Mark Alan Lantz

Witness                                       /s/Richard S. Gentry, Jr.
                                             -----------------------------
                                          Name:  Richard S. Gentry, Jr.

Witness                                       /s/Roger W. Townsend
                                             -----------------------------
                                          Name:  Roger W. Townsend

Witness                                       /s/Billie Sue Bodley
                                             -----------------------------
                                          Name:  Billie Sue Bodley

Witness                                       /s/James Coble
                                             -----------------------------
                                          Name:  James Coble

Witness                                       /s/Patricia G. Earleywine
                                             -----------------------------
                                          Name:  Patricia G. Earleywine

Witness                                       /s/Hal Easely
                                             -----------------------------
                                          Name:  Hal Easely

Witness                                       /s/Jacques P. Frocheur
                                             -----------------------------
                                          Name:  Jacques P. Frocheur

Witness                                       /s/Robert Geiger
                                             -----------------------------
                                          Name:  Robert Geiger

Witness                                       /s/Joseph A. Gerencser
                                             -----------------------------
                                          Name:  Joseph A. Gerencser

Witness                                       /s/Alvin Haab
                                             -----------------------------
                                          Name:  Alvin Haab

Witness                                       /s/Carol C. Haab
                                             -----------------------------
                                          Name:  Carol C. Haab

Witness                                       /s/John L. Haugh, Jr.
                                             -----------------------------
                                          Name:  John L. Haugh, Jr.

Witness                                       /s/Roger W. Hollinger
                                             -----------------------------
                                          Name:  Roger W. Hollinger

Witness                                       /s/Michael J. Kissane
                                             -----------------------------
                                          Name:  Michael J. Kissane

Witness                                       /s/Michael E. Krehl
                                             -----------------------------
                                          Name:  Michael E. Krehl

Witness                                       /s/Dennis Manning
                                             -----------------------------
                                          Name:  Dennis Manning

Witness                                       /s/Richard Mundy
                                             -----------------------------
                                          Name:  Richard Mundy

Witness                                       /s/Wallace Newman
                                             -----------------------------
                                          Name:  Wallace Newman

Witness                                       /s/Charles E. Piatt III
                                             -----------------------------
                                          Name:  Charles E. Piatt III

Witness                                       /s/Kerry Price
                                             -----------------------------
                                          Name:  Kerry Price

Witness                                       /s/Geraldine Rensberger
                                             -----------------------------
                                          Name:  Geraldine Rensberger

Witness                                       /s/James Rose
                                             -----------------------------
                                          Name:  James Rose

Witness                                       /s/Stephen R. Schermerhorn
                                             -----------------------------
                                          Name:  Stephen R. Schermerhorn

Witness                                       /s/Peter M. Smith
                                             -----------------------------
                                          Name:  Peter M. Smith

Witness                                       /s/Denis Snyder
                                             -----------------------------
                                          Name:  Denis Snyder

Witness                                       /s/Don J. Steinhilber
                                             -----------------------------
                                          Name:  Don J. Steinhilber

Witness                                       /s/George Strohschein
                                             -----------------------------
                                          Name:  George Strohschein


MENNONITE BOARD OF                        MENNONITE BOARD OF EDUCATION, INC.
 EDUCATION, INC.

By:    /s/Thomas L. Stuckey               By:    /s/Victor Stoltzfus
   -----------------------------                 -----------------------------
   Name:  Thomas L. Stuckey                  Name:  Victor Stoltzfus
   Title:  Vice President                    Title: Goshen College,
                                                              President

                                         UNITED METHODIST FOUNDATION FOR
                                         ADULT CHRISTIAN MINISTRIES, INC.


                                         By:   /s/Paul Eppely
                                             -----------------------------
                                            Name:   Paul Eppely
                                            Title:  Treasurer


                                         FOURTH FREEDOM FORUM


                                         By:    /s/David B. Cortright
                                             -----------------------------
                                            Name:  David B. Cortright
                                            Title: President